Exhibit 10.1

Conditional Rights Purchase Agreement
dated October 14, 2019
by and between
Liberty Global plc Griffin House, 161 Hammersmith Road, London W6 8BS United Kingdom	(hereinafter the Investor)
and
Sunrise Communications Group AG Thurgauerstrasse 101B, CH-8152 Glattpark (Opfikon) Switzerland	(hereinafter the Company)
(each a Party, and together the Parties)

Conditional Rights Purchase Agreement by and between Liberty Global plc and Sunrise Communications Group AG	2

Whereas

A.
On February 27, 2019, the Parties entered into a Share Purchase Agreement regarding the sale and purchase of all shares of Liberty Global Europe Financing BV (as amended on July 25, 2019, and September 29, 2019, the SPA).

B.	On the same day, the Company and several underwriting banks entered into an underwriting agreement regarding the Rights Issue (as defined in the SPA) (as amended on September 29, 2019, the UWA).

C.	In connection with the Rights Issue, the Parties wish to enter into this agreement (the Agreement).
Now, therefore the Parties hereto agree as follows:
1.    Definitions

(a)	Unless otherwise defined in this Agreement, capitalized terms used herein shall have the meaning ascribed to them in the SPA.

(b)
The following capitalized terms shall have the meaning ascribed to them in the UWA: Acquisition; Closing Date; Enlarged Group; Group; Joint Global Coordinators; Managers; New Shares; Offering Memorandum; Offer Price; Rights; Rights Exercise Period; Rights Trading Period; Shares; Target Companies; and UBS.

2.    Bid Commitment

(a)
On the terms and subject to the conditions set forth in this Agreement and subject to compliance with Applicable Law and applicable stock exchange rules, the Investor hereby undertakes to, or to procure that an Affiliate of the Investor will, adopt and implement a strategy to acquire, or agree to acquire, the Target Amount of Rights prior to the end of the Rights Trading Period at or below the Price Cap and subject to the availability of such Rights in the market. Rights may be acquired by any means and at any price.

(b)
The Target Amount shall be CHF 500,000,000 divided by the sum of (i) the Price Cap (as defined below) and (ii) the Offer Price multiplied by the number of New Shares that a holder of one Right is entitled to subscribe for.

(c)
The Price Cap shall be equal to the theoretical value of a Right as calculated by the Joint Global Coordinators based on the terms of the Rights Issue that the Company will publish prior to the EGM (the Rights Issue Terms).

(d)	The Investor or its Affiliate, as applicable, shall give its broker the necessary instructions in a timely manner such as to ensure that the acquisition of Rights contemplated by this

Conditional Rights Purchase Agreement by and between Liberty Global plc and Sunrise Communications Group AG	3

Agreement can be settled in accordance with the terms and conditions of the Rights Issue as set forth in the Offering Memorandum.
3.    Waiver of Standstill
By way of amendment to the SPA, the Parties agree that the Company hereby waives the stand-still provision set forth in Section 8.3 of the SPA.
4.    Conditions Precedent and Suspension

(a)
The obligations of the Investor under Section 2 of this Agreement are subject to the following conditions precedent being satisfied or waived throughout the period starting on the date hereof and ending with the settlement of the acquisition of Rights acquired in accordance with Section 2 of this Agreement (the Settlement Date):

(i)	The actions contemplated under Section 2 of this Agreement shall not have been prohibited or made illegal by any Order binding and enforceable upon the Company or the Investor.

(ii)	The SPA and the UWA are in full force and effect and have not been terminated.

(iii)	The conditions precedent to the obligations of the Managers set forth in Section 7.3 of the UWA are satisfied to the extent they have to be satisfied by a given date.

(iv)	The EGM, the Rights Issue and the Capital Increase are conducted in accordance with the terms of the SPA and of the UWA and the Company has complied with the terms of the UWA.

(v)	The Offer Price of the Rights Issue does not exceed the market price per Share immediately prior to the publication of the Rights Issue Terms.

(vi)	The total number of New Shares does not exceed 3.0x the total number of Shares registered in the commercial register immediately prior to the publication of the Rights Issue Terms.

(vii)	The Rights Trading Period ends not later than on November 7, 2019.

(viii)	The Company has not publicly announced that the Closing Date will occur after November 11, 2019.

(ix)	The relationship agreement that the Parties have entered into on the date hereof (the Relationship Agreement) is in full force and effect and has not been terminated.

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(x)	The representations and warranties of the Company in Section 5.1 are true and correct in all material respects as of their respective date.

(b)
The obligations of the Investor under Section 2 of this Agreement shall be suspended during all times where the Investor is in possession of non-public information relating to the Acquisition or the Target Companies that, if made public would be material in the context of the Group, and following the completion of the Acquisition, the Enlarged Group or the Rights Issue (Material Non-Public Information). For the Rights Exercise Period, the Company hereby undertakes to publish all Material Non-Public Information in accordance with Applicable Law and applicable stock exchange rules immediately upon becoming aware of such information, and to inform the Investor of any such announcements concurrently with their publication.

5.    Representations and Warranties
5.1    Representations and Warranties of the Company
The Company hereby represents and warrants to the Investor that each of the statements set forth below is true and correct throughout the period starting on the date hereof and ending on the Closing Date:

(a)
The Company is a corporation, duly organized, validly existing and in good standing under the laws of Switzerland and has the full corporate power and authority to carry on its respective business as now being conducted.

(b)
The Company has full power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Company of this Agreement and the consummation of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate actions on the part of the Company and no other corporate actions by the Company, the board of directors or the holders of shares (other than the approval of the Capital Increase) are necessary for the execution, delivery and performance by the Company of this Agreement. This Agreement has been duly executed and delivered by the Company and constitutes legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

(c)
The execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will not (i) result in a violation of any provision of the organizational documents of the Company, (ii) result in a violation of any Contract applicable to the Company, or (iii) result in a violation of any law or any Order applicable to the Company.

(d)	To the Company's best knowledge there are no actions, claims, suits or proceedings pending or threatened against the Company by or before any Governmental Authority or by a

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third party, which would or are likely to operate to hinder the consummation of the transactions contemplated by this Agreement or which affect the validity or enforceability of this Agreement.

(e)
The Company assumes responsibility for the completeness and accuracy of the Offering Memorandum and any supplement pursuant to article 27 of the Listing Rules of the SIX Swiss Exchange and section 4 of Scheme A thereunder. The Company confirms that, to the best of its knowledge, the information contained in or incorporated by reference into the Offering Memorandum is correct and that no material facts or circumstances have been omitted. Nothing in this Agreement shall, however, give rise to any liability of the Company to the Investor, in respect of the contents of the Offering Memorandum, that would go beyond the Company's liability vis-à-vis a third party who purchases New Shares in the Offering in reliance on the final Offering Memorandum.

5.2    Representations and Warranties of the Investor
The Investor hereby represents and warrants to the Company that each of the statements set forth below is true and correct throughout the period starting on the date hereof and ending on the Closing Date:

(a)
The Investor is a company, duly organized, validly existing and in good standing under the laws of its formation and has the full corporate power and authority to carry on its respective business as now being conducted.

(b)
The Investor has full power and authority to enter into this Agreement, to perform its obligations under this Agreement and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance by the Investor of this Agreement and the consummation of the transactions contemplated hereby and thereby have been validly authorized by all necessary corporate actions on the part of the Investor and no other corporate actions by the Investor, the board of directors or the holders of shares are necessary for the execution, delivery and performance by the Investor of this Agreement. This Agreement has been duly executed and delivered by the Investor and constitutes legal, valid and binding obligations of the Investor, enforceable against the Company in accordance with their terms.

(c)
The execution, delivery and performance of this Agreement by the Investor and the consummation of the transactions contemplated hereby will not (i) result in a violation of any provision of the organizational documents of the Investor, (ii) result in a violation of any Contract applicable to the Investor, or (iii) result in a violation of any law or any Order applicable to the Investor.

(d)
To the Investor's best knowledge there are no actions, claims, suits or proceedings pending or threatened against the Investor by or before any Governmental Authority or by a third party, which would or are likely to operate to hinder the consummation of the transactions

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contemplated by this Agreement or which affect the validity or enforceability of this Agreement.
5.3    Undertakings and Acknowledgements of the Investor

(a)
The Investor acknowledges that this Agreement, background information on the Investor and the relationship and arrangements between the parties contemplated by this Agreement will be described in the Listing Documentation. Sections 5.7.2(b), (c) and (d) of the SPA shall also apply in the context of this Agreement.

(b)
The Investor acknowledges that the draft Listing Documentation and any other information concerning the Company provided to the Investor (whether prepared by the Company, the Joint Global Coordinators or their respective advisors and Affiliates) on a confidential basis are subject to change and will not be relied upon by the Investor in determining whether to invest in New Shares and only the final Offering Memorandum (which will be provided to the Investor upon publication) may be relied upon by the Investor.

(c)
Notwithstanding that any information concerning the Company may have been furnished to the Investor (whether prepared by the Issuer, the Managers or their respective advisors and Affiliates) by or on behalf of the Company on or before the date hereof, each of the Company, the Managers and their respective advisors and Affiliates makes no representation and gives no warranty or undertaking as to the accuracy or completeness of any such information which will not be contained in the final Offering Memorandum; and none of the Company, the Managers and their respective advisers or their Affiliates has or will have any liability to the Investor or its Affiliates or advisers for any information in, omission from, or otherwise resulting from their use of such information which will not be contained in the final Offering Memorandum.

(d)
The Investor understands and acknowledges that neither the Rights, the Shares nor the New Shares have been or will be registered under the U.S. Securities Act of 1933, as amended (the U.S. Securities Act), and may not be offered or sold in the United States or to or for the account or benefit of any U.S. Person except pursuant to an exemption from, or in a transaction that is not subject to, the registration requirements of the U.S. Securities Act, and the Investor (or the Affiliate that acquires the Rights) is not in the United States and is not a U.S. Person (within the meaning of Regulation S).

5.4    Indemnification
To the extent permitted by law, each Party shall indemnify and hold the other Party harmless from and against any and all losses, damages, liabilities, obligations, claims, judgments costs and expenses including attorney's fees incurred by the other Party by reason or resulting from (i) a breach of a representation or warranties contained in Section 5.1 or Section 5.2, as applicable, and (ii) any breach of its respective obligations under this Agreement.

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6.    Termination
This Agreement shall terminate (without prejudice of the liabilities that may have occurred before or as a result of such termination) upon occurrence of the first of the following events:

(a)	The SPA or the UWA has been terminated.

(b)	Any of the conditions set forth in Section 4(a)(vi) or Section 4(a)(viii) is no longer satisfied

(c)	The Rights Trading Period ends not later than on November 7, 2019.

(d)	The Company has publicly announced that (i) the Rights Trading Period will end later than on November 7, 2019, or (ii) the Closing Date will occur after November 11, 2019.
7.    General Provisions
7.1    Effects on Third Parties
Except as otherwise expressly provided in this Agreement, (i) no Person other than the Parties shall have any rights or benefits under this Agreement, and (ii) nothing in this Agreement is intended to confer on any Person other than the Parties any rights, benefits or remedies.
7.2    Entire Agreement; Amendments; Relation to SPA

(a)
This Agreement, including its Annexes, constitutes the entire agreement of the Parties regarding the transactions contemplated by this Agreement and supersedes all previous agreements or arrangements, negotiations, discussions, correspondence, undertakings and communications with respect to the transactions contemplated by this Agreement.

(b)	This Agreement, including this Section 7.2(b), may only be modified by an instrument in writing executed by all Parties hereto which expressly states to amend this Agreement.

(c)	Other than set forth in Section 3, nothing in this Agreement shall be construed to constitute a waiver of any provisions of, or rights of a Party under, the SPA.
7.3    No Waiver
The failure of any Party to enforce any of the provisions of this Agreement or any rights with respect to this Agreement shall in no way be considered as a waiver of such provisions or rights or in any way affect the validity of this Agreement. Any waiver of any claim under or in connection with this Agreement shall only be valid if made in writing.

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7.4    Severability
If any provision of this Agreement is held to be invalid or unenforceable for any reason, such provision shall, if possible, be adjusted rather than voided, in order to achieve a result which corresponds to the fullest possible extent to the commercial intention of the Parties. The nullity or adjustment of any provision of this Agreement shall not affect the validity and enforceability of any other provision of this Agreement.
7.5    Notices

(a)
Any notice, request or instruction to be made under or in connection with this Agreement shall be made in writing and be delivered by registered mail or courier, or by e-mail (in each case to be confirmed in writing delivered by registered mail or courier) to the following addresses (or such other addresses as may from time to time have been notified according to this Section 7.5):

(b)	If to the Investor:

Liberty Global plc Andrea Salvato and|or Jeremy Evans Griffin House, 161 Hammersmith Road, London W6 8BS, United Kingdom Email: asalvato@libertyglobal.com; jevans@libertyglobal.com with a copy to, for information purposes only:

Homburger AG Daniel Daeniker and/or Daniel Hasler Prime Tower, Hardstrasse 201, 8005 Zürich, Switzerland Email: daniel.daeniker@homburger.ch; daniel.hasler@homburger.ch Fax: +41 43 222 15 00

(c)	If to the Company:

Sunrise Communications Group AG
Attn. Chief Financial Officer and/or Chief Administrative Officer
Thurgauerstrasse 101B
CH-8152 Glattpark (Opfikon)
Switzerland
E-Mail: andre.krause@sunrise.net; legal@sunrise.net

with a copy to, for information purposes only:

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Lenz & Staehelin Attn. Hans-Jakob Diem and/or Tino Gaberthüel Brandschenkestrasse 24 CH-8027 Zurich Switzerland E-Mail: hans-jakob.diem@lenzstaehelin.com; tino.gaberthuel@lenzstaehelin.com

(d)
Any notice, request or instruction made under or in connection with this Agreement shall be deemed to have been delivered on the Business Day on which it has been received (by registered mail or courier, or by e-mail (if confirmed in writing delivered by registered mail or courier)) by the recipient thereof.

7.6    Confidentiality and Announcement

(a)
Each Party shall, and shall procure that its Affiliates will, keep strictly confidential and not disclose, whether publicly or privately, to any Person, in whole or in part, orally, in writing or by electronic or other means, from the date hereof until the fifth anniversary of the date hereof, any and all information (whether available orally, in writing or in electronic format) received or obtained in connection with the negotiation and execution of this Agreement and the consummation of the transactions thereby contemplated which relates to the other Party or its Affiliates, the provisions or the subject matter of this Agreement or any document referred to herein and any claim or potential claim hereunder or the negotiations relating to this Agreement or any documents referred to herein, this Agreements or its contents.

(b)	The Parties shall mutually agree on the content of their respective public announcements regarding the execution of this Agreement and of the Relationship Agreement.

(c)
The Parties shall procure that any subsequent public announcements or other public documents in respect of this Agreement and the transactions contemplated by this Agreement do not contain any details of the terms of this Agreement or the transactions hereby contemplated that are not already in the public domain (otherwise than through a breach of this Section 7.6).

(d)	Sections 10.8(c) and 10.8(d) of the SPA shall apply to this Section 7.6 mutatis mutandis.
7.7    Assignment
No Party shall assign or transfer this Agreement (in whole or in part) or any rights, claims, obligations or duties hereunder to any Person without the prior written consent of the other Party. Notwithstanding the foregoing, the Investor shall have the right to assign this Agreement in its entirety, including all rights and obligations of the Investor hereunder, to one of the Investor's

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Affiliates (the Assignee); with effect as of such assignment, the Investor hereby undertakes and guarantees in the sense of article 111 CO all the obligations of the Assignee in its role as Investor under this Agreement in accordance with the terms and subject to the conditions of this Agreement.
7.8    Cost and Expenses; Taxes
Except as explicitly provided otherwise in this Agreement, each Party shall bear its own costs, expenses and Taxes incurred in connection with the negotiation, execution and implementation of this Agreement.
7.9    Execution and Delivery by Electronic Transmission
This Agreement and any other transaction document relating to this Agreement, and any amendments hereto or thereto, to the extent signed and delivered by means of a facsimile machine, electronic signature or e-signature (irrespective of whether the relevant electronic signature or e-signature has been issued by a provider recognized or accredited under applicable Law or not) or other electronic transmission (e.g., email delivery in .pdf format or similar format), shall be treated in all manner and respects as an original contract and shall be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person.
8.    Applicable Law; Disputes Resolution

(a)	This Agreement shall be subject to and governed by Swiss substantive law.

(b)
Any dispute, controversy or claim arising out of or in relation to this Agreement, including the validity, invalidity, breach or termination thereof, shall be resolved by arbitration in accordance with the Swiss Rules of International Arbitration of the Swiss Chambers of Commerce in force on the date when the Notice of Arbitration (as defined therein) is submitted in accordance with these rules. The number of arbitrators shall be three, and the seat of the arbitration shall be in Zurich (Switzerland). In the case of several claimants and/or respondents, the claimants and|or respondents shall, on each side, together designate one arbitrator. The two arbitrators appointed by the parties shall designate within 10 (ten) Business Days the chairperson of the arbitral tribunal. In case of default of the respondent or if the two arbitrators appointed by the parties fail to designate a chairperson, the chairperson shall be designated by the President of the Zurich Chamber of Commerce. The arbitral proceedings shall be conducted in English, and evidentiary documents in a language other than English must be submitted accompanied by an English translation.

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In witness whereof, the Parties have executed this Agreement on the date first above written.

The Investor Liberty Global plc
__/s/ AUTHORIZED SIGNATORY_________
Name: Title:

The Company Sunrise Communications Group AG
__/s/ AUTHORIZED SIGNATORY_________	__/s/ AUTHORIZED SIGNATORY_________
Name: Title:	Name: Title:

We hereby agree to Section 3 of the Agreement:

Liberty Global CE Holding BV
__/s/ AUTHORIZED SIGNATORY_________
Name: Title: